Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE SECOND

fiscal quarter ENDED December 31, 2016

Reports quarterly revenues of $198.9 million, net revenues of $50.1 million and adjusted EBITDA of $8.9 million

BELLEVUE, WA February 8, 2017 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and six months ended December 31, 2016.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2016)

•	Revenues were $198.9 million, down $7.4 million, or 3.6% compared to revenues of $206.3 million for the comparable prior year period.
•	Net revenues were $50.1 million, up $2.5 million, or 5.3% compared to net revenues of $47.6 million for the comparable prior year period.
•

Net income attributable to common stockholders was $2.1 million, or $0.04 per basic and fully diluted share for the second fiscal quarter ended December 31, 2016, compared to a net loss attributable to common stockholders of $2.5 million, or $0.05 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders increased 66.7% to $5.0 million, or $0.10 per basic and fully diluted share for the second fiscal quarter ended December 31, 2016 compared to adjusted net income attributable to common stockholders of $3.0 million, or $0.06 per basic and fully diluted share for the comparable prior year period. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased 44.1% to $8.9 million for the second fiscal quarter ended December 31, 2016, compared to adjusted EBITDA of $6.2 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $9.2 million for the second fiscal quarter ended December 31, 2016 compared to $6.9 million for the comparable prior year period.

Acquisition Update

In January of 2017, the Company announced it has entered into a letter agreement, by which, through its wholly owned subsidiary, Wheels International Inc., it has expressed its intent to acquire Lomas Logistics, a division of L.V. Lomas Limited. Lomas Logistics operates as a third party logistics provider serving companies across a diverse range of industries including consumer goods, healthcare, food and technology and operates from locations in Ontario and British Columbia, Canada.

Based on unaudited and pro forma historic financial statements provided by L.V. Lomas, Lomas Logistics, generated approximately CAD$2.3 million in normalized EBITDA on approximately CAD$17.3 million in revenues for calendar 2016. The transaction has been structured as a purchase of assets and is subject to completion of Radiant’s due diligence, the drafting of a definitive purchase agreement satisfactory to both parties, as well as the satisfaction of certain standard and customary pre-closing conditions, the transaction is expected to close in the quarter ended March 31, 2017.

CEO Comments

“We are very pleased to report another solid quarter and our return to a more normalized trend of margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted adjusted EBITDA of $8.9 million for the quarter ended December 31, 2016, the best quarterly performance in the Company’s history, up approximately $2.7 million and 44.1% over the comparable prior year period. We are also encouraged with the margin characteristics of our business, particularly given the broader market environment of excess capacity and general margin pressures on the industry. In the aggregate, net transportation margins improved 220 basis points to 24.5% up from 22.3%. While our U.S. brokerage business was negatively impacted by the margin pressures associated with excess capacity this was more than off-set by the margin improvement we enjoyed in our much larger forwarding operations. We also saw meaningful improvement in Canada where net transportation margins improved 240 basis points to 18.3% up from 15.9%. Perhaps more importantly, our Adjusted EBITDA margins improved 480 basis points to 17.7% (also the best quarterly performance in the Company’s history) up from 12.9%. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further Adjusted EBITDA margin expansion as we continue to scale the business as we leverage the benefits of our on-going technology investments.

Crain Continued: “For the six months ended December 31, 2016 we also generated $12.7 million in cash from operations, have very low leverage on our balance sheet and enjoy approximately $56.0 million in availability under our existing credit facility. We continue our disciplined approach of putting this low cost capital to work and continue to look for acquisition candidates that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. In this regard, we recently announced our letter of intent to acquire Canada-based Lomas Logistics. We have largely completed our due diligence efforts and are now working through the details of the definitive purchase agreement. Assuming the parties can come to terms on the definitive agreement, as well as the satisfaction of certain standard and customary pre-closing conditions, the transaction is expected to close in the quarter ended March 31, 2017. In addition, we have a number of additional acquisition candidates under consideration and we look forward to providing further updates as these opportunities progress.”

Second Fiscal Quarter Ended December 31, 2016 – Financial Results

For the three months ended December 31, 2016, Radiant reported net income attributable to common stockholders of $2.1 million on $198.9 million of revenues, or $0.04 per basic and fully diluted share. For the three months ended December 31, 2015, Radiant reported a net loss attributable to common stockholders of $2.5 million on $206.3 million of revenues, or $0.05 per basic and fully diluted share.

For the three months ended December 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $5.0 million, or $0.10 per basic and fully diluted share. For the three months ended December 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $3.0 million, or $0.06 per basic and fully diluted share. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

For the three months ended December 31, 2016, Radiant reported Adjusted EBITDA of $8.9 million, compared to $6.2 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $9.2 million and $6.9 million for the three months ended December 31, 2016 and 2015, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three and six months ending December 31, 2016 and 2015 appears at the end of this release.

Six Months Ended December 31, 2016 – Financial Results

For the six months ended December 31, 2016, Radiant reported net income attributable to common stockholders of $3.4 million on $394.0 million of revenues, or $0.07 per basic and fully diluted share. For the six months ended December 31, 2015, Radiant reported a net loss attributable to common stockholders of $2.7 million on $421.8 million of revenues, or $0.06 per basic and fully diluted share.

For the six months ended December 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $9.0 million or $0.18 per basic and fully diluted share. For the six months ended December 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $7.2 million or $0.15 per basic and fully diluted share. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

For the six months ended December 31, 2016, Radiant reported Adjusted EBITDA of $16.2 million, compared to $14.3 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $17.0 million and $15.7 million for the six months ended December 31, 2016 and 2015, respectively.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Wednesday, February 8, 2017 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Wednesday, February 8, 2017 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	February 9, 2017 at 9:30 AM Eastern to February 22, 2017 at 11:59 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 10215)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$8,263	$4,768
Accounts receivable, net of allowance of $1,790 and $1,806, respectively	113,085	101,035
Employee and other receivables	338	635
Income tax deposit	616	1,525
Prepaid expenses and other current assets	2,414	5,410
Total current assets	124,716	113,373

Technology and equipment, net	12,653	12,453

Acquired intangibles, net	67,833	71,941
Goodwill	62,888	62,888
Deposits and other assets	2,780	2,814
Total long-term assets	133,501	137,643
Total assets	$270,870	$263,469

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$81,254	$75,071
Commissions payable	13,223	8,280
Other accrued costs	4,054	5,331
Due to former shareholders of acquired operations	—	50
Current portion of notes payable	2,406	2,416
Current portion of contingent consideration	3,279	3,387
Current portion of transition and lease termination liability	1,571	1,838
Other current liabilities	106	138
Total current liabilities	105,893	96,511

Notes payable, net of current portion	26,058	28,903
Contingent consideration, net of current portion	1,391	4,098
Transition and lease termination liability, net of current portion	384	658
Deferred rent liability	902	851
Deferred tax liability	11,984	12,525
Other long-term liabilities	746	742
Total long-term liabilities	41,465	47,777
Total liabilities	147,358	144,288

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,893,755 and 48,857,506 shares issued, and 48,801,957 and 48,857,506 shares outstanding, respectively	30	30
Additional paid-in capital	115,000	114,392
Treasury stock, at cost, 91,798 and 0 shares, respectively	(253)	—
Deferred compensation	—	(1)
Retained earnings	8,030	4,581
Accumulated other comprehensive income	638	98
Total Radiant Logistics, Inc. stockholders’ equity	123,446	119,101
Non-controlling interest	66	80
Total stockholders’ equity	123,512	119,181
Total liabilities and stockholders’ equity	$270,870	$263,469

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenues	$198,881	$206,322	$394,014	$421,817
Cost of transportation	148,757	158,726	294,881	323,508
Net revenues	50,124	47,596	99,133	98,309

Operating partner commissions	22,957	21,691	46,308	43,989
Personnel costs	12,954	13,279	25,732	27,722
Selling, general and administrative expenses	5,569	6,629	11,350	13,092
Depreciation and amortization	3,028	3,119	6,034	6,224
Transition and lease termination costs	385	1,157	862	4,320
Impairment of acquired intangible assets	—	3,680	—	3,680
Change in contingent consideration	806	598	1,056	186
Total operating expenses	45,699	50,153	91,342	99,213

Income (loss) from operations	4,425	(2,557)	7,791	(904)

Other income (expense):
Interest income	6	8	11	14
Interest expense	(620)	(1,318)	(1,259)	(2,735)
Foreign exchange gain	188	218	388	469
Other	116	24	310	119
Total other expense:	(310)	(1,068)	(550)	(2,133)

Income (loss) before income tax expense	4,115	(3,625)	7,241	(3,037)

Income tax benefit (expense)	(1,489)	1,628	(2,741)	1,394

Net income (loss)	2,626	(1,997)	4,500	(1,643)
Less: Net income attributable to non-controlling interest	(16)	(19)	(28)	(34)

Net income (loss) attributable to Radiant Logistics, Inc.	2,610	(2,016)	4,472	(1,677)
Less: Preferred stock dividends	(511)	(511)	(1,023)	(1,023)

Net income (loss) attributable to common stockholders	$2,099	$(2,527)	$3,449	$(2,700)

Other comprehensive income (loss):
Foreign currency translation gain	317	566	540	1,422
Comprehensive income (loss)	$2,416	$(1,961)	$3,989	$(1,278)

Net income (loss) per common share - basic and diluted	$0.04	$(0.05)	$0.07	$(0.06)

Weighted average shares outstanding:
Basic shares	48,789,684	48,732,762	48,825,598	48,054,100
Diluted shares	49,799,686	48,732,762	49,667,041	48,054,100

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA,
Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of net income (loss) to adjusted net income:	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$2,099	$(2,527)	$3,449	$(2,700)
Adjustments to net income:
Income tax expense (benefit)	1,489	(1,628)	2,741	(1,394)
Depreciation and amortization	3,028	3,119	6,034	6,224
Change in contingent consideration	806	598	1,056	186
Lease termination costs	22	49	25	2,107
Acquisition related costs	71	443	216	1,413
Legal costs	77	391	113	682
Non-recurring costs	8	56	14	105
Amortization of loan fees	79	100	159	201
Transition costs associated with acquisitions	363	737	836	1,378
Loss on impairment of acquired intangible assets	—	3,680	—	3,680

Adjusted net income before income taxes	8,042	5,018	14,643	11,882

Provision for income taxes at 36% before preferred dividend requirement	(3,079)	(1,990)	(5,640)	(4,646)

Adjusted net income	$4,963	$3,028	$9,003	$7,236

Adjusted net income per common share - basic and diluted	$0.10	$0.06	$0.18	$0.15

Weighted average shares outstanding:
Basic shares	48,789,684	48,732,762	48,825,598	48,054,100
Diluted shares	49,799,686	48,732,762	49,667,041	48,054,100

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$2,099	$(2,527)	$3,449	$(2,700)
Preferred stock dividends	511	511	1,023	1,023

Net income (loss) attributable to Radiant Logistics, Inc.	2,610	(2,016)	4,472	(1,677)
Income tax expense (benefit)	1,489	(1,628)	2,741	(1,394)
Depreciation and amortization	3,028	3,119	6,034	6,224
Net interest expense	614	1,310	1,248	2,721

EBITDA	7,741	785	14,495	5,874

Share-based compensation	329	368	660	758
Change in contingent consideration	806	598	1,056	186
Acquisition related costs	71	443	216	1,413
Legal costs	77	391	113	682
Non-recurring costs	8	56	14	105
Lease termination costs	22	49	25	2,107
Loss on impairment of acquired intangible assets	—	3,680	—	3,680
Foreign exchange gain	(188)	(218)	(388)	(469)

Adjusted EBITDA	8,866	6,152	16,191	14,336
Transition costs	363	737	818	1,378
Normalized adjusted EBITDA	$9,229	$6,889	$17,009	$15,714
Adjusted EBITDA as a % of Net Revenues	17.7%	12.9%	16.3%	14.6%
Normalized Adjusted EBITDA as a % of Net Revenues	18.4%	14.5%	17.2%	16.0%